ENTERPRISE BANCORP, INC.

                            2003 STOCK INCENTIVE PLAN


         1.       PURPOSE

         The purpose of this 2003 Stock Incentive Plan (the "Plan") is to encourage employees, directors, and consultants of Enterprise Bancorp, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the granting of stock, stock options, and other rights to compensation in amounts determined by the value of the Company's stock. The term "Subsidiary" as used in the Plan means a corporation, company, partnership or other form of business organization (including without limitation any bank, thrift, trust company or depository institution) of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock or other form of equity ownership.

         2.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by a committee or subcommittee (the "Compensation Committee") consisting of three or more members of the Company's Board of Directors (the "Board") or by the Board itself. The Compensation Committee shall from time to time determine to whom options or Other Rights (as hereinafter defined) shall be granted under the Plan, whether options granted shall be incentive stock options ("ISOs") or nonqualified stock options ("NSOs"), the terms of the options or Other Rights and the number of shares of Common Stock (as hereinafter defined) that may be granted under options or as Other Rights. The determinations described in the immediately preceding sentence may be made by the Compensation Committee or by the Board, as the Board shall direct in its discretion, and references in the Plan to the Compensation Committee shall be understood to refer to the Board in any such case in which the Board is acting directly with respect to the administration of the Plan. As and to the extent that the Compensation Committee, rather than the Board in its entirety, exercises the administrative authority provided to it in this paragraph, the Compensation Committee shall report to the Board the names of individuals to whom Common Stock or options or Other Rights have been granted, the number of shares covered and the terms and conditions of each grant.

         The Compensation Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Compensation Committee shall constitute a quorum, and acts of the Compensation Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Compensation Committee, shall be the valid acts of the Compensation Committee. The Compensation Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of options granted thereunder (the "Options"), outright grants of Common Stock, grants of Common Stock subject to restrictions under the Plan ("Restricted Stock") and stock appreciation rights granted under the Plan ("SARs") (collectively, "Other Rights") shall be subject to the determination of the Compensation Committee, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 hereof as an ISO to qualify as incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), is applicable to the Company, each member of the Compensation Committee shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act, and, for so long as Section 162(m) of the Code is applicable to the Company, an "outside director" within the meaning of Section 162 of the Code and the regulations thereunder.

         With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Compensation Committee.

         3.       STOCK SUBJECT TO THE PLAN

         The total number of shares of capital stock of the Company that may be subject to Options and Other Rights under the Plan shall be 176,546 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), from either authorized but unissued shares or treasury shares. The number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 10. Shares of Restricted Stock that fail to vest, and shares of Common Stock subject to an Option that is neither fully exercised prior to its expiration or other termination nor terminated by reason of the exercise of an SAR related to the Option shall again become available for grant under the terms of the Plan.

         The total amount of the Common Stock with respect to which Options and Other Rights may be granted to any single employee under the Plan shall not exceed in the aggregate 60,000 shares.

         4.       ELIGIBILITY

         The individuals who shall be eligible for grants of Options and Other Rights under the Plan shall be employees, directors and other individuals who render services of special importance to the management, operation or development of the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. ISOs shall not be granted to any individual who is not an employee of the Company or a subsidiary, as that term is defined in Section 424(f) of the Code (an "ISO Subsidiary"). The term "Optionee," as used in the Plan, refers to any individual to whom an Option or Other Right has been granted.

         5.       TERMS AND CONDITIONS OF OPTIONS

         Every Option shall be evidenced by a written Stock Option Agreement in such form as the Compensation Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO and such other terms and conditions as the Compensation Committee shall approve, and containing or incorporating by reference the following terms and conditions.

                  (a) Duration. The duration of each Option shall be as specified by the Compensation Committee in its discretion; provided, however, that no ISO shall expire later than ten years from its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any ISO Subsidiary shall expire later than five years from its date of grant.

                  (b) Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Compensation Committee in its discretion; provided, however, that the price with respect to an ISO shall be at least one hundred percent of the Fair Market Value (as hereinafter defined) of the shares on the date on which the Compensation Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided, further, that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent of the voting power of all classes of stock of the Company or of any ISO Subsidiary shall be at least one hundred ten percent of the Fair Market Value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar document, the "Fair Market Value" of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Compensation Committee and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, the Fair Market Value shall be determined in good faith by the Compensation Committee, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Company to have occurred at arm's-length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Compensation Committee, or some or all of the above as the Compensation Committee shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be the mean between the lowest and highest reported sale prices (or the lowest reported bid price and the highest reported asked price) of the Common Stock on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, then the reported closing sale price (or the reported closing asked price) of the Common Stock on such date on the principal exchange or the Nasdaq Stock Market, as the case may be, shall be determinative of Fair Market Value.

                  (c) Method of Exercise. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by written notice to the Chief Executive Officer of the Company, or his delegate, stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company or, if the Stock Option Agreement so provides, other payment or deemed payment described in this Section 5(c). Such notice shall be delivered in person or by facsimile transmission to the Chief Executive Officer of the Company, or his delegate, or shall be sent by registered mail, return receipt requested, to the Chief Executive Officer of the Company, or his delegate, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

                  Alternatively, payment of the exercise price may be made:

                           (1) In whole or in part in  shares  of  Common  Stock
                  already owned by the Optionee or to be received upon exercise of the Option; provided, however, that such shares are fully vested and free of all liens, claims and encumbrances of any kind; and provided, further, that the Optionee may not make payment in shares of Common Stock that he acquired upon the earlier exercise of any ISO, unless he has held the shares until at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised; and provided, further, that if the Optionee is an officer of the Company within the meaning of Section 16(a) of the Exchange Act, then the Optionee may not make payment in shares of Common Stock, unless, as of the exercise date, the Optionee has held such shares for at least six (6) months. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company stock certificates registered in his name representing a number of shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the exercise price, such stock certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such stock certificates. If the exercise price exceeds the Fair Market Value of the shares for which stock certificates are delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess or, if the Stock
                  Option Agreement so provides and if and to the extent permitted by applicable law, his promissory note as described in paragraph (2) of this Section 5(c); or

                           (2) If and to the extent  permitted by applicable law
                  and specifically set forth in the Stock Option Agreement, in whole or in part by delivery of the Optionee's recourse promissory note, in a form specified by the Company, secured by the Common Stock acquired upon exercise of the Option and such other security as the Compensation Committee may require.

                  Alternatively, Options may be exercised by means of a "cashless exercise" procedure acceptable to the Compensation Committee in which a broker: (i) transmits the exercise price to the Company in cash or acceptable cash equivalents either (1) against the Optionee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having a Fair Market Value equal to the exercise price or (2) as the proceeds of a margin loan to the Optionee; or (ii) agrees to pay the exercise price to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having a Fair Market Value equal to the exercise price. The Optionee's written notice of exercise of an Option pursuant to a "cashless exercise" procedure must include the name and address of the broker involved, a clear description of the procedure and such other information or undertaking by the broker as the Compensation Committee shall reasonably require.

                  At the time specified in an Optionee's notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a stock certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

                  (d) Notice of ISO Stock Disposition. The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

                  (e) Effect of Cessation of Employment or Service Relationship. The Compensation Committee shall determine in its discretion and specify in each Stock Option Agreement the effect, if any, of the termination of the Optionee's employment with or performance of services for the Company or any Subsidiary upon the exercisability of the Option; provided, however, that under no circumstance shall an Optionee's temporary leave of absence constitute a termination of employment for such purposes.

                  (f) No Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of a stock certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the stock certificate is issued, other than as required or permitted pursuant to Section 10.

                  (g) Substituted Option. With the consent of the Optionee, the Compensation Committee shall have the authority at any time and from time to time to terminate any outstanding Option and grant in substitution for it a new Option covering the same number or a different number of shares; provided, however, that the exercise price under the new Option shall be no less than the Fair Market Value of the Common Stock on the date of grant of the new Option.

                  (h)  Transferability  of  Options.  An  Option  shall  not  be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company's counsel. Notwithstanding the preceding sentences of this
         Section 5(h), the Compensation Committee may specify in a Stock Option Agreement that pertains to an NSO that the Optionee may transfer the NSO to a member of the Immediate Family (as hereinafter defined) of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee's Immediate Family or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee's Immediate Family. "Immediate Family" shall mean, with respect to any Optionee, the Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

         6.       STOCK APPRECIATION RIGHTS

         The Compensation Committee may grant SARs in respect of such number of shares of Common Stock subject to the Plan as it shall determine, in its discretion, and may grant SARs either separately or in connection with Options, as described in the following sentence. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of an SAR related to an Option shall be contained in the Stock Option Agreement and the terms of an SAR not related to any Option shall be contained in an SAR Agreement.

         Upon exercise of an SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised over the exercise price for those shares under a related Option or, if there is no related Option, over the base value stated in the SAR Agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the Stock Option Agreement or SAR Agreement governing the SAR.

         7.       STOCK GRANTS

         The Compensation Committee may make outright grants or awards of shares of Common Stock. The Compensation Committee may also grant or award shares of Restricted Stock in respect of such number of shares of Common Stock and subject to such terms or conditions as it shall determine and specify in a Restricted Stock Agreement.

         A holder of Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Compensation Committee shall otherwise determine. Stock certificates representing Restricted Stock shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement and, if the Compensation Committee so determines, the Optionee may be required to deposit the stock certificates with an escrow agent designated by the Compensation Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.

         8.       METHOD OF GRANTING OPTIONS AND OTHER RIGHTS

         The grant of Options and Other Rights shall be made by action of the Compensation Committee at a meeting at which a quorum of its members is present, or by unanimous written consent of all its members; provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Compensation Committee a Stock Option Agreement, SAR Agreement or Restricted Stock Agreement within thirty (30) days after it is submitted to him, the Option or Other Rights granted under the agreement shall be voidable by the Company at its election, without further notice to the Optionee.

         9.       REQUIREMENTS OF LAW

         The Company shall not be required to transfer Common Stock or any Restricted Stock or to sell or issue any shares upon the exercise of any Option or SAR if the issuance of such shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended from time to time (the "Securities Act"), upon the transfer of Common Stock or of Restricted Stock or the exercise of any Option or SAR, the Company shall not be required to issue shares unless the Compensation Committee has received evidence satisfactory to it to the effect that the holder of the Option or Other Right will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that registration is not required. Any determination in this connection by the Compensation Committee shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Restricted Stock or the exercise of an Option or SAR to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

         10.      CHANGES IN CAPITAL STRUCTURE; CHANGE IN CONTROL

         In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Compensation Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights and for which Options or Other Rights may be granted under the Plan. Any such adjustment in outstanding Options or Other Rights shall be made without change in the total price applicable to the unexercised portion of the Option or Other Rights, but the price per share specified in each Stock Option Agreement or agreement as to Other Rights shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in
Section 424 of the Code. Any such adjustment made by the Compensation Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees.

         If while unexercised or otherwise unvested Options or Other Rights remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire or, in the case of Restricted Stock hold, shares of common stock of the reincorporated Company upon the same terms and conditions (including without limitation any vesting schedule) as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

         Except as otherwise provided in the preceding paragraph, if while unexercised or otherwise unvested Options or Other Rights remain outstanding under the Plan the Company is subject to a Change in Control (as hereinafter defined) or is liquidated, then, except as otherwise specifically provided to the contrary in an Optionee's Stock Option Agreement, SAR Agreement or Restricted Stock Agreement, (i) each such Option and SAR outstanding immediately prior to the effective time of such Change in Control or liquidation and held by an individual who is employed by, or otherwise serving as a director for, the Company or a Subsidiary within the 10-day period prior to the effective time of either such event shall become immediately exercisable upon such effective time with respect to all of the shares of Common Stock subject to such Option or SAR, as the case may be, whether or not the Optionee's rights under such Option or SAR would otherwise have been so fully exercisable at such time and (ii) each holder of shares of Restricted Stock outstanding immediately prior to the effective time of such Change in Control or liquidation who is employed by, or otherwise serving as a director for, the Company or a Subsidiary within the 10-day period prior to the effective time of either such event shall become fully vested upon such effective time with respect to such holder's ownership of such shares, whether or not such holder would otherwise have been so fully vested with respect to such shares at such time. A "Change in Control" shall be deemed to have occurred in either of the following events: (i) if there has occurred a change in control that the Company would be required to report in response to Item 1 of a Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act or, if such reporting obligation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission or any successor agency pursuant to the Exchange Act or any successor statute that are intended to serve similar purposes; or (ii) when any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a beneficial owner (as that term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company, and in the case of either (i) or (ii) above, the Board has not consented to such event by a two-thirds vote of all of its members (unless there is an Interested Stockholder, as that term is defined in the Company's Articles of Incorporation, as amended, in which case the affirmative vote of two-thirds of the Continuing Directors, as that term is defined in the Company's Articles of Incorporation, as amended, shall also be required). In addition, a Change in Control shall be deemed to have occurred if as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale or other disposition of assets or any contested election of directors of the Company or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction or related series of transactions shall cease to constitute a majority of the Board or of the board of directors of any successor institution.

         Except as expressly provided to the contrary in this Section 10, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options or Other Rights.

         11.      FORFEITURE FOR DISHONESTY

         Notwithstanding anything to the contrary in the Plan or in any Stock Option Agreement, Restricted Stock Agreement or SAR Agreement, if the Compensation Committee determines, after full consideration of the facts presented on behalf of both the Company and an Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment by or performance of services for the Company or a Subsidiary that damaged the Company or a Subsidiary, or has disclosed trade secrets or other proprietary information of the Company or a Subsidiary or has violated the terms of his employment by, or any other agreement with, the Company or any Subsidiary, (a) the Optionee shall forfeit all unexercised Options and Other Rights and all exercised Options and Other Rights under which the Company has not yet delivered the stock certificates and
(b) the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon the earlier exercise of any Option or Other Rights, at a price equal to the amount paid to the Company upon such transfer or exercise, increased by an amount equal to the interest that would have accrued in the period between the date of transfer or exercise of the Option or Other Rights and the date of such repurchase upon a debt in the amount of the grant or exercise price at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates. The decision of the Compensation Committee as to the cause of an Optionee's discharge and the damage done to the Company or a Subsidiary shall be final, binding and conclusive. No decision of the Compensation Committee, however, shall affect in any manner the finality of the discharge of an Optionee by the Company or a Subsidiary.

         12.      MISCELLANEOUS

         (a) Nonassignability of Other Rights. No Other Rights shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution. During the life of the Optionee, Other Rights shall be exercisable only by the Optionee.

         (b) No Guarantee of Employment or other Service Relationship. Neither the Plan nor any Stock Option Agreement, SAR Agreement or Restricted Stock Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary or give the Company or a Subsidiary the right to require an employee to continue in employment. Neither the Plan nor any Stock Option Agreement, SAR Agreement or Restricted Stock Agreement shall give a director or consultant the right to continue to perform services for the Company or a Subsidiary or give the Company or a Subsidiary the right to require the director or consultant to continue to perform services.

         (c) Tax Withholding. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option or Other Right, or a cash bonus paid in connection with such exercise or vesting, and as a condition to the receipt of any Option or Other Right or related cash bonus the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

         Without limiting the foregoing, the Compensation Committee may in its discretion permit any Optionee's withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him. The Fair Market Value of the shares for such purposes shall be determined as set forth in Section 5(b). An Optionee may not make any such payment in the form of shares of Common Stock acquired upon the exercise of an ISO until the shares have been held by him for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company stock certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such stock certificates. If the Optionee is subject to
Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of shares of Common Stock shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

         (d) Use of Proceeds. The proceeds from the sale of shares pursuant to Options or Other Rights shall constitute general funds of the Company.

         (e) Construction. All masculine pronouns used in this Plan shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. The titles of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions.

         13.      EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

         The Plan shall be effective as of May 1, 2003, subject to ratification by (a) the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the stockholders of the Company or (b) by the written consent of the holders of a majority (or such greater degree as may be prescribed under the Company's charter, by-laws and applicable state law) of the capital stock of the issuer entitled to vote thereon (voting as a single class) within twelve months after such date. Options and Other Rights that are conditioned upon the ratification of the Plan by the stockholders may be granted prior to ratification. The Compensation Committee may grant Options and Other Rights under the Plan from time to time until the close of business on April 30, 2013. The Board may at any time amend the Plan; provided, however, that without approval of the Company's stockholders there shall be no (a) material increase in the benefits accruing to Optionees under the Plan or any "modifications," as that term is defined in Section 424 (or its successor) of the Code, if such increase in benefits or modifications would adversely affect (i) the availability to the Plan of the protections of Section 16(b) of the Exchange Act, if applicable to the Company, or (ii) the qualification of the Plan or any Options for incentive stock option treatment under Section 422 of the Code; (b) change in the number of shares of Common Stock that may be issued under the Plan, except by operation of the provisions of Section 10, either to any one Optionee or in the aggregate; (c) change in the class of persons eligible to receive Options or Other Rights; (d) other change in the Plan that requires stockholder approval under applicable law. No amendment shall adversely affect any outstanding Option or Other Rights without the consent of the Optionee. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Option or Other Rights then outstanding without the consent of the Optionee.